                               CLOSING STATEMENT

                                PRENTICE PLAZA
                              Englewood, Colorado
                         Closing Date - July 12, 1999

================================================================================


                                               Credit               Credit
                                              Purchaser             Seller
                                            -------------       --------------
Purchase price                                                  $22,100,000.00

Real Estate Taxes [1]                          278,431.03
  [See Schedule A]

Rent proration                                  95,775.88
  [See Schedule B]

Security Deposits                              115,328.79
  [See Schedule C]

Service contracts [4]                              180.84
  [See Schedule D]

Leasing Commissions/Tenant Improvements        235,193.00
  [See Schedule E]

Prepaid Rent                                     9,688.25
  [See Schedule F]

Utilities [3]                                        x.xx

Permits/Licenses [2]                                 x.xx

Federal Express Lease Credit                    25,000.00
                                            -------------       --------------
     Sub-total                                 759,597.78        22,100,000.00
                                            -------------       --------------
Net amount due Seller                                            21,340,402.22
Earnest Money                                                      (600,000.00)
                                                                --------------
Balance of cash to be funded by Purchaser                       $20,740,402.22
                                                                ==============

APPROVED: SELLER                                              APPROVED: PURCHASER

FIRST CAPITAL PRENTICE AVENUE                                 GATEWAY CANYON, INC.,
ASSOCIATES, an Illinois joint venture                         a California corporation

  By: First Capital Income Properties, Ltd.-                  By: _______________________________
      Series XI, an Illinois limited partnership, joint
      venturer                                                Name:______________________________

  By: First Capital Financial Corporation, a                  Title:_____________________________
      Florida corporation, general partner

      By:______________________________________________

      Name:____________________________________________

      Title:___________________________________________

  By: First Capital Income and Growth Fund -
      Series XII, and Illinois limited partnership,
      joint venturer

      By:  Florida Capital Financial Corporation, a
           Florida corporation, general partner

      By:______________________________________________

      Name:____________________________________________

      Title:___________________________________________

[1] All real estate taxes, personal property taxes and assessments relating to the Property are to be reprorated or prorated upon receipt of actual bill(s).

[2] To the extent that permits, if any, are not assignable they will be subject to proration at a later date.

[3] Utility meters are to be read on 7/12/99 and Seller will pay final billing for such utilities up to such date. Utility deposits, if any, are to be refunded to Seller from the respective utility companies.

[4] Seller agrees to be responsible for all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at closing and relate to periods prior to and including July 11, 1999, or which relate to periods after closing to the extent Seller received a credit from Purchaser at closing. Purchaser agrees to be responsible for all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at closing and relate to periods after and including July 12, 1999, or which relate to periods before closing to the extent Purchaser received a credit from Seller at closing.

                                PRENTICE PLAZA
                              Englewood, Colorado
                         Closing Date - July 12, 1999

                        SCHEDULES TO CLOSING STATEMENT

Balance of cash to be funded by Purchaser:                     $20,740,402.22

Additional Cash Outlays by Purchaser:

1. Endorsements                                                      6,795.00
2. 50% of Closing Fee                                                  375.00
3. 50% of Recording Fees                                               250.00
4. Transfer Taxes - 100%                                             2,210.00

Total cash outlay by Purchaser at Closing                      $20,750,032.22
                                                               ==============
_____________________________________________________________________________

Amount due Seller                                              $20,740,402.22
Earnest Money                                                      600,000.00
                                                               --------------
Total due Seller                                                21,340,402.22

Seller's expenses:

1. Avatech Lease Escrow                                            (25,369.52)
2. Owner's Premium for Title Insurance Policy                      (15,218.00)
3. Tax Certificate                                                     (20.00)
4. 50% of Closing Fee                                                 (375.00)
5. 50% of Estimated Recording Fees                                    (250.00)
6. Siemens Contract Lease No. 310-0001700-000                      (25,407.62)
7. Payoff to Guaranty Bank                                      (9,476,829.28)
8. Broker's Commission - Cushman Realty Corporation               (221,000.00)
9. Survey Revision Cost (estimated)                                   (220,00)
                                                               --------------
Total cash outlay by Seller at Closing                          (9,764,689.42)

                                                               --------------
Net amount Due Seller                                          $11,575,712.80
                                                               ==============

================================================================================
                                  Schedule A

     [A] REAL ESTATE TAXES:

         -----------------------------------------------------------------------

         Estimated Real Estate Taxes for Calendar Year - 1/1/99-12/31/99 (based on 1998 tax bills)
         -----------------------------------------------------------------------------------------

         Parcel Number
         -------------
         2656-13-0-6-9001 (Personal Property valued at $7,256)                                                228.08
         2075-16-1-07-007                                                                                 529,080.90
                                                                                                         -----------
         Total Estimated CY1999 Real Estate Taxes paid by Purchaser                                      $529,308.98
                                                                                                         -----------
         Seller's portion of CY1999 Estimated Real Estate Taxes:
         1/1/99-7/11/99                                                            192 days                 0.526027
                                                                                                         -----------
         Seller's pro-rata share of CY1999 Real Estate Taxes                                             $278,431.03

                                                                                                         -----------
         CREDIT DUE PURCHASER FOR SELLER'S SHARE OF CY1999 REAL ESTATE TAXES                             $278,431.03
                                                                                                         -----------

                                                                                                         -----------
         TOTAL CREDIT DUE PURCHASER FOR TAXES                                                            $278,431.03
                                                                                                         ===========

================================================================================

                                  Schedule B

                                                                  July
                                                     ---------------------------------                      Purchaser
                                                               Base         Escalation                        # of          Due
[B] RENT PRORATION (1):                                        Rent     Storage, Other          Total         Days       Purchaser
                                                     ------------------------------------------------------------------------------
Access Data Consulting, Inc.                         $          --      $          --       $       --         20       $       --
Antec Corporation                                    $          --      $     4,009.34      $  4,009.34        20       $  2,586.67
Avatech Solutions of Colorado, Inc.                  $          --      $          --       $       --         20       $       --
William M. Banta                                     $     2,077.50     $       303.07      $  2,380.57        20       $  1,535.85
Born Information Services Group, Inc.                $    16,021.25     $     1,129.04      $ 17,150.29        20       $ 11,064.70
Brokers West Real Estate Marketing                   $     4,335.50     $       306.81      $  4,642.31        20       $  2,995.04
  and Development, Inc.
Cambior U.S.A., Inc.                                 $    11,349.20     $       350.00      $ 11,699.20        20       $  7,547.87
Colorado Land Source, Ltd.                           $     1,916.67     $       256.99      $  2,173.66        20       $  1,402.36
COREStaff, Inc.                                      $     1,979.17     $       350.77      $  2,329.94        20       $  1,503.19
Countrywide Home Loans, Inc.                         $     3,516.25     $       764.66      $  4,280.91        20       $  2,761.88
DDD Energy, Inc.                                     $          --      $          --       $       --         20       $       --
DPIC Companies, Inc.                                 $     6,892.08     $       639.56      $  7,531.64        20       $  4,859.12
Drake Beam Morin, Inc.                               $     6,063.13     $       647.35      $  6,710.48        20       $  4,329.34
Federal Express Corporation                          $    27,201.68     $          --       $ 27,201.68        20       $ 17,549.47
Federal Express Corporation                          $          --      $          --       $       --         20       $       --
G.E. Information Services, Inc.                      $       623.53     $          --       $    623.53        20       $    402.28
Global Payment Systems, LLC                          $     1,210.69     $          --       $  1,210.69        20       $    781.09
Guarantee Life Insurance Company                     $     3,407.25     $       246.06      $  3,653.31        20       $  2,356.97
Harris, Hustad, Orrino & Associates, Inc.,           $     4,380.00     $       501.17      $  4,881.17        20       $  3,149.14
   dba Career Creators
Health Care of Colorado                              $          --      $          --       $       --         20       $       --
Integrated Partnerships                              $     3,402.08     $       120.00      $  3,522.08        20       $  2,272.31
Kellogg Sales Company                                $     5,864.33     $       722.58      $  6,586.91        20       $  4,249.62
Manufactured home Communities, Inc.                  $     5,015.25     $          --       $  5,015.25        20       $  3,235.65
Medtronic, Inc.                                      $     2,724.25     $       421.57      $  3,145.82        20       $  2,029.56
Miller and Pyun                                      $          --      $          --       $       --         20       $       --
PDL Investments                                      $          --      $          --       $       --         20       $       --
Professional Exchange Accommodators                  $          --      $          --       $       --         20       $       --
Seltel, Inc.                                         $     2,464.83     $          --       $  2,464.83        20       $  1,590.21
Showtime Newtworks, Inc.                             $    18,669.90     $     2,016.52      $ 20,686.42        20       $ 13,346.08
Travel by Dana, Inc.                                 $          --      $          --       $       --         20       $       --
Triad Consultants, Inc.                              $     4,789.31     $       210.00      $  4,999.31        20       $  3,225.36
Wenner Silvestain & Company, CPA                     $          --      $          --       $       --         20       $       --
Licenses, Drop Boxes & Parking:
ICG Access Services                                  $       500.00     $          --       $    500.00        20       $    322.58
MCI Metro                                            $       400.00     $          --       $    400.00        20       $    258.06
Winstar Wireless                                                        $        95.00      $     95.00        20       $     61.29
Teleport Comm.                                       $          --      $          --       $       --         20       $       --
Airborne Express (11/11/98-11/10/99)                 $       200.00     $          --       $    200.00       122       $     66.85
United Parcel Service, Inc. (12/1/98-11/30/99)       $       200.00     $          --       $    200.00       142       $     77.81
Patterson and Nuss                                   $          --      $       140.00      $    140.00        20       $     90.32
Antec Storage                                        $       194.05     $          --       $    194.05        20       $    125.19

                                                     --------------------------------------------------                 -----------
Total                                                    135,397.90          13,230.49       148,628.39                 $ 95,775.88
                                                     ==================================================                 ===========

(1) Any receipts to the Lockbox account which are the property of Purchaser shall be promptly remitted to Purchaser from Seller upon receipt.
================================================================================

                                   Schedule C

[C] DEPOSITS:
    ---------
                                                                        Total
                                                                     -----------
    Access Data Consulting, Inc.                                     $ 16,102.16
    Avatech Solutions of Colorado, Inc.                              $ 15,100.00
    William M. Banta                                                 $  1,327.30
    Born Information Services Group, Inc.                            $ 11,243.33
    Brokers West Real Estate Marketing and Development, Inc. (1)     $  4,446.67
    Cambior U.S.A., Inc.                                             $  4,088.60
    Colorado Land Source, Ltd.                                       $  1,485.42
    COREStaff, Inc.                                                  $  1,979.17
    DDD Energy, Inc.                                                 $  9,957.12
    Drake Beam Morin, Inc.                                           $  6,063.13
    Guarantee Life Insurance Company                                 $  3,407.25
    Harris, Hustad, Orrino & Associates, Inc., dba Career Creators   $  4,380.00
    Health Care of Colorado                                          $  6,366.00
    Integrated Partnerships                                          $  3,520.42
    Miller and Pyun                                                  $  2,220.00
    PDL Investments                                                  $    959.38
    Professional Exchange Accommodators                              $  3,656.00
    Seltel, Inc.                                                     $  1,853.98
    Travel by Dana, Inc.                                             $  6,939.80
    Triad Consultants, Inc.                                          $  4,789.31
    Wenner Silvestain & Company, CPA                                 $  5,443.75
                                                                     -----------
                                                                     $115,328.79
                                                                     ===========

---------------------
(1) In addition to cash deposit tenant has a Letter of Credit in the amount of $0 as of 6/1/199

================================================================================

                                  Schedule D

    SERVICE CONTRACTS:
    ------------------
[D] PAID BY SELLER:                                Payment         Begin                        # days          Credit
    ---------------                             ------------------------------------------------------------------------
    Michael L. Covillo                             344.33        07/01/99      07/31/99            20             222.15
    Plantek                                        724.13        07/01/99      07/31/99            20             467.18
    Western Building Services                       75.00        07/01/99      07/31/99            20              48.39
    Security Link from Ameritech                   122.22        07/01/99      08/31/99            51             100.54
    Summit Waste                                   330.75        07/01/99      07/31/99            20             213.39
    City of Greenwood (elev. inspect.)             500.00        08/01/98      07/31/99            20              27.40
    City of Greenwood (elev. inspect.)             500.00        08/01/99      07/31/00           366             500.00
    Otis Elevator Company                        2,654.89        07/01/99      07/31/99            20           1,712.83
    Goldsmith Gulch Sanitation                   1,920.00        01/01/99      07/31/99            20             181.13
                                                ---------                                                    -----------
    Total Credits to Seller                      7,171.32                                                       3,473.01
                                                                                                             -----------
    PAID BY PURCHASER:
    ------------------
    Abash Exterminating, Inc.                       41.00        07/01/99      07/31/99            11              14.55
    Anova, Inc.                                 10,256.21        07/01/99      07/31/99            11           3,639.30
                                                ---------                                                    -----------
    Total Credits to Purchaser                  10,297.21                                                      $3,653.85
                                                                                                             -----------

                                                                                                             -----------
    NET CREDIT TO PURCHASER                                                                                       180.84
                                                                                                             ===========

================================================================================

                                  Schedule E

[E] LEASING COMMISSIONS/TENANT IMPROVEMENTS:
    ----------------------------------------

                                              Amount Due          Amount Due
Tenant                                       to Purchaser         to Seller
-----------------                     --------------------------------------------------------
Federal Express (10th Floor Renewal)          123,957.00
Avatech                                       111,236.00
                                      --------------------------------------------------------
                                              235,193.00
Total Amount Due Purchaser                                                        $ 235,193.00
                                                                                  ============

--------------------
Note: Invoices have been received for Seltel, Inc., Miller and Pyun,
      Professional Exchange Accommodators, LLC and Integrated Professionals and will be paid by seller. Purchaser to pay costs associated with Federal Express 4th Amendment.

================================================================================

                                  Schedule F

   [F] PREPAID RENT
       ------------


       Tenant                                                Prepaid Rent
       ---------------------------------------------------------------------
       Countrywide Home Loans                                       3,176.81
       Showtime Networks, Inc.                                      3,449.42
       Kellogg Sales Company                                        3,062.02
                                                             ---------------
       Total Due Purchaser                                   $      9,688.25
                                                             ===============

================================================================================

================================================================================

                                  Schedule A

     [A] REAL ESTATE TAXES:
         ------------------

         -----------------------------------------------------------------------

         Estimated Real Estate Taxes for Calendar Year-1/1/99-12/31/99
         -------------------------------------------------------------
           (based on 1998 tax bills)
           -------------------------
         Parcel Number
         -------------
         2656-13-0-6-9001 (Personal Property valued at $7,256)                                    228.08
         2075-16-1-07-007                                                                     529,080.90
                                                                                             -----------
         Total Estimated CY1999 Real Estate Taxes paid by Purchaser                          $529,308.98
                                                                                             -----------
         Seller's portion of CY1999 Estimated Real Estate Taxes:
         1/1/99-7/11/99                                                   192 days              0.526027
                                                                                             -----------
         Seller's pro-rata share of CY1999 Real Estate Taxes                                 $278,431.03

                                                                                             -----------

         CREDIT DUE PURCHASER FOR SELLER'S SHARE OF CY1999 REAL ESTATE TAXES                 $278,431.03
                                                                                             -----------

                                                                                             -----------
         TOTAL CREDIT DUE PURCHASER FOR TAXES                                                $278,431.03
                                                                                             ===========

================================================================================